Exhibit 10.2

DEL MONTE FOODS COMPANY
2002 STOCK INCENTIVE PLAN
STAND-ALONE STOCK APPRECIATION RIGHT AGREEMENT

     Del Monte Foods Company (the “Company”) hereby grants you,       (the “Participant”), a stand-alone stock appreciation right (“SAR”) under the Company’s 2002 Stock Incentive Plan (the “Plan”), in order to encourage you to continue to contribute to the Company’s growth and success. The SAR consists of the right to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) is equal, with respect to the number of shares specified below (the “Shares”), to the excess of (i) the Fair Market Value of Common Stock on the date or dates upon which the Participant converts this SAR or any portion thereof to Common Stock (the “Conversion Date(s)”), over (ii) the Conversion Price. The SAR has been issued to the Participant hereunder as a separate incentive in connection with his or her service to the Company and not in lieu of any salary or other compensation for his or her services.

     The date of this Agreement is       (the “Grant Date”). The latest date the SAR granted hereunder will expire is the ten (10) year anniversary of the Grant Date (the “Expiration Date”). However, as provided in Appendix A (attached hereto), the SAR may expire earlier than the Expiration Date. Subject to the provisions of Appendix A, the Plan, the Del Monte Corporation Executive Severance Policy (the “Severance Policy”) (if applicable), and any applicable employment agreement, the principal features of the SAR are as follows:

Number of Shares	Conversion Price per Share:
covered by SAR:

Scheduled Vesting Dates:	Number of Shares:

Event Triggering Termination of SAR:	Maximum Time to Convert SAR into Common Stock After Triggering Event:*
Termination of Employment for Cause	None
Termination of Employment without Cause or Resignation other than Retirement or Disability	90 days as to vested portion; None as to unvested portion†
Termination of Employment due to Retirement	Expiration Date as to vested portion; None as to unvested portion
Termination of Employment due to Disability or death	Expiration Date
Death within 3 months after Termination of Employment without Cause	Expiration Date or 1 year from date of death, whichever is sooner, as to vested portion; None as to unvested portion

*	However, in no event may this SAR be converted into Common Stock after the Expiration Date.

†	Provided that, for Participants covered under the Severance Policy or who are parties to an employment agreement with the Company or a Subsidiary of the Company, in the case of termination of employment without Cause or resignation for Good Reason (as defined in the Severance Policy or employment agreement, as applicable), (i) with respect to Participants who are covered under the Severance Policy, this SAR will be treated under such policy; and (ii) with respect to Participants who are not covered under the Severance Policy but who are parties to an employment agreement with the Company or a Subsidiary of the Company, this SAR will be treated under such employment agreement. With respect to all other Participants, this SAR will be treated as described in Paragraph 5 of Annex A.

     Your signature below indicates your agreement and understanding that this SAR is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this SAR is contained in Paragraphs 4, 5 and 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS SAR.

	DEL MONTE FOODS COMPANY	PARTICIPANT
By

Title: Vice President, Human Resources

APPENDIX A
TERMS AND CONDITIONS OF STAND-ALONE STOCK APPRECIATION RIGHT

     1.   Grant of SAR. The Company hereby grants to the Participant under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a SAR subject to the terms and conditions set forth in this Agreement and the Plan, with respect to all or any part of an aggregate of                       Shares.

     2.   Conversion Price. The conversion price per share for this SAR (the “Conversion Price”) shall be                       .

     3.   Number of Shares. The number of Shares specified in Paragraph 1 above, and/or the Conversion Price specified in Paragraph 2 above, are subject to adjustment by the Compensation Committee of the Board of Directors of the Company (the “Committee”) (subject to any required stockholder approval) in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company, or change in the capitalization of the Company. Further, the Committee in its discretion will determine whether the SAR granted pursuant to this Agreement will, in the context of a Change of Control or any other transaction, be converted into a comparable SAR of a successor entity or redeemed for payment in cash or kind or both.

     4.   Vesting Schedule. Subject to earlier termination as described in Paragraph 5 below, and subject to treatment under the Severance Policy or an employment agreement (if applicable) as described in Paragraph 6 below, the SAR granted under this Agreement is scheduled to vest as to the number of Shares and on the dates shown on the first page of this Agreement. Notwithstanding the foregoing, this SAR will vest immediately as to one hundred percent (100%) of the Shares upon the occurrence of a Change of Control. The Committee in its discretion will determine whether the SAR will vest immediately in the event of other transactions including, without limitation, a liquidation or dissolution of the Company; provided that this SAR in no case will be convertible into Common Stock after the Expiration Date.

     5.  Termination of SAR. In the event of Participant’s termination of employment with the Company (or, in each case described in this Paragraph 5, a Subsidiary of the Company) for Cause, this SAR will expire and be cancelled upon such termination. In the event of Participant’s termination of employment without Cause, or in the event Participant resigns his or her employment for a reason other than Disability or retirement, this SAR will remain convertible into Common Stock to the extent vested as of the date of termination until the expiration of ninety (90) days after such termination, on which date it will expire; to the extent not vested as of the date of termination, this SAR will expire at the close of business on the date of termination. In the event of Participant’s termination of employment as a result of retirement under any retirement plan of the Company or a Subsidiary of the Company (within the meaning of Section 424(f) of the Code), this SAR will remain convertible into Common Stock to the extent vested as of the date of termination until the Expiration Date; to the extent not vested as of the date of termination, this SAR will expire at the close of business on the date of termination. In the event of Participant’s termination of employment on account of Disability or death of the Participant, this SAR will remain convertible into Common Stock with respect to all Shares, whether or not vested as to such Shares as of the date of termination, until the Expiration Date. In the event Participant dies within three (3) months following his or her termination of employment without Cause, this SAR will remain convertible into Common Stock to the extent vested as of the date of termination until the Expiration Date or, if sooner, one (1) year from the date of Participant’s death; to the extent not vested as of the date of termination of employment, this SAR will expire at the close of business on the date of termination of employment.

     6.   Treatment under Severance Policy or Employment Contract. Notwithstanding any provision of the foregoing Paragraph 5, for Participants covered under the Severance Policy or who are parties to an employment agreement with the Company or a Subsidiary of the Company, in the case of termination of employment without Cause or resignation for Good Reason (as defined in the Severance Policy or employment agreement, as applicable), (i) with respect to Participants who are covered under the Severance Policy, this SAR will be treated under such policy; and (ii) with respect to Participants who are not covered under the Severance Policy but who are parties to an employment agreement with the Company or a Subsidiary of the Company, this SAR will be treated under such employment agreement; provided that this SAR in no case will be convertible into Common Stock after the Expiration Date.

     7.   Persons Eligible to Convert SAR. This SAR shall be convertible into Common Stock during the Participant’s lifetime by the Participant or by a transferee to whom the SAR or the right to convert the SAR into Common Stock has been transferred pursuant to Paragraph 8 or Paragraph 14 below.

     8.   Death of Participant. The Committee, in its discretion, may permit the Participant to designate a beneficiary or beneficiaries to whom any vested but unconverted portion of this SAR shall be transferred. In the absence of such designation, such vested but unconverted portion will be transferred to the Participant’s estate. No such transfer of the SAR, or the right to convert the SAR or any portion thereof into Common Stock, will be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.

     9.   Conversion of SAR. This SAR may be converted into Common Stock by the person then entitled to do so as to any vested portion by giving written notice of conversion to the Treasury Department of the Company, specifying the number of full Shares with respect to which the SAR is being converted and the effective date of the proposed conversion. No partial conversion of this SAR may be for less than ten (10) Shares or multiples thereof.

     10.   Deferral of Effectiveness of Conversion. The Company may, in its discretion, defer the effectiveness of any conversion of this SAR in order to allow the issuance of shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. In the case of such deferral, the Participant shall have such rights with respect to this SAR as are set forth in the Plan. Notwithstanding the foregoing, the Company is under no obligation to effect the registration pursuant to federal or state securities laws of any shares of Common Stock to be issued pursuant to this SAR.

     11.   No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Common Stock issuable pursuant to the conversion of this SAR, unless and until the date of the issuance of a stock certificate with respect to such shares of Common Stock. Except as expressly provided in Paragraph 3 above or in Section 10 of the Plan, no adjustment to this SAR shall be made for dividends or other rights for which the record date occurs prior to the date such certificates representing such shares of Common Stock are issued.

     12.   No Effect on Employment. The Participant’s employment with the Company and any Subsidiary of the Company is on an at-will basis only. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary Company, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary of the Company, which are hereby expressly reserved, to terminate the employment of Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

     13.   Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Treasury Department, at One Market @ the Landmark, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.

     14.   Transferability. Except as provided in Paragraph 8, above, this SAR may be transferred solely as provided in Section 6(c)(6) of the Plan.

     15.   Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary of the Company.

     16.   Maximum Term of SAR. Notwithstanding any other provision of this Agreement, this SAR is not convertible into Common Stock after the Expiration Date.

     17. Binding Agreement. Subject to the limitation on the transferability of this SAR contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

     18.   Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Unless otherwise specified, capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

     20.   Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

     21.   Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

     22.   Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

     23.   Definitions. For purposes of this Agreement, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

(a)	“Cause,” when used in connection with the termination of an Participant’s employment with the Company or any Subsidiary of the Company, shall mean (i) a material breach by the Participant of the terms of his or her employment agreement, if any; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by the Participant involving the Company or any affiliate; (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by the Participant; (iv) any damage of a material nature to the business or property of the Company or any affiliate caused by the Participant’s willful or grossly negligent conduct; or (v) the Participant’s failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his or her duties for the Company or any affiliate.

(b)	“Change of Control” shall mean the occurrence of one or more of the following events:

(i)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a “Person”) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates (as defined below) thereof;

(ii)	the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company (“Capital Stock”) of any plan or proposal for the liquidation or dissolution of the Company;

(iii)	any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the “Voting Stock”) of the Company;

(iv)	the replacement of a majority of the Board of Directors of the Company (the “Board of Directors”) over a two-year period commencing after the Effective Date of the Plan, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period (any such individual who was a director at the beginning of such period or is so approved, nominated, or designated being referred to herein as an “Incumbent Director”) or whose election as a member of such Board of Directors was previously approved; provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(v)	a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Paragraph 23(b), “Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative of the foregoing.

(c)	“Disability” shall mean physical or mental disability as a result of which the Participant is unable to perform the essential functions of his or her position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company or any Subsidiary of the Company. Notwithstanding the foregoing provisions of this Paragraph 23(c), “Disability,” when used in connection with the termination of the employment with the Company of an Participant who at the time of such termination is a party to a written employment or retention agreement with the Company or any Subsidiary of the Company, shall have the meaning assigned to such term in such agreement.

     24.   Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.